Exhibit 10.39
AMENDED LONG-TERM INCENTIVE PLAN
Established: July 27, 2017
Board Approved Amendment: May 9, 2024
Shareholder Approved: June 26, 2024

Article 1
DEFINITIONS AND INTERPRETATION
1.1For the purposes of this Plan, unless such word or term is otherwise defined herein or the context in which such word or term is used herein otherwise requires, the following words and terms with the initial letter or letters thereof capitalized shall have the following meanings:
A.“Act” means the Business Corporations Act (British Columbia), or its successor, as amended, from time to time;
B.“Affiliate” means any corporation that is an affiliate of the Corporation as defined in National Instrument 45-106 – Prospectus Exemptions, as may be amended from time to time;
C.“Associate” with any person or company, is as defined in the Securities Act (British Columbia), as may be amended from time to time;
D.“black-out period” means any period established under a disclosure, insider trading or similar policy of Cordoba during which officers, directors and employees may not trade Shares;
E.“Board” means the Board of Directors of the Corporation or if established and duly authorized to act, a committee appointed for such purpose by the Board of Directors of the Corporation;
F.“Change of Control” shall occur if any of the following events occur:
(i)    a consolidation, merger, amalgamation, arrangement or other reorganization or acquisition involving the Corporation or any of its Affiliates and another corporation or other entity, whereby all or substantially all of the shares or assets of the Corporation become the property of any other person (the “Successor Entity”), as a result of which the holders of shares prior to the completion of the transaction hold less than 50% of the outstanding shares of the successor corporation after completion of the transaction;
(ii)    any person, entity or group of persons or entities acting jointly or in concert (an “Acquiror”) acquires or acquires control (including, without limitation, the right to vote or direct the voting) of Voting Securities of the Corporation which, when added to the Voting Securities owned of record or beneficially by the Acquiror or which the Acquiror has the right to vote or in respect of which the Acquiror has

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the right to direct the voting, would entitle the Acquiror and/or affiliates of the Acquiror to cast or to direct the casting of 50% or more of the votes attached to all of the Corporation’s outstanding Voting Securities which may be cast to elect directors of the Corporation or the successor corporation (regardless of whether a meeting has been called to elect directors);
(iii)    the Corporation shall sell or otherwise transfer, including by way of the grant of a leasehold interest or joint venture interest (or one or more Subsidiaries shall sell or otherwise transfer, including without limitation by way of the grant of a leasehold interest or joint venture interest) property or assets (A) aggregating more than 50% of the consolidated assets (measured by either book value or fair market value) of the Corporation and the Subsidiaries as at the end of the most recently completed financial year of the Corporation or (b) which during the most recently completed financial year of the Corporation generated, or during the then most recently completed financial year of the Corporation are expected to generate, more than 50% of the consolidated operating income or cash flow of the Corporation and the Subsidiaries, to any person or group of persons (other than one or more Subsidiary), in which case the Change of Control shall be deemed to occur on the date of the transfer of the property or assets representing one dollar more than 50% of the consolidated assets in the case of clause (A) or 50% of the consolidated operating income or cash flow in the case of clause (B), as the case may be;
(iv)    the Board of Directors of the Corporation adopts a resolution to the effect that a Change of Control as defined herein has occurred or is imminent; and
(v)    the replacement by way of election or appointment at any time of one-half or more of the total number of the then incumbent members of the Board of Directors, unless such election or appointment is approved by 50% or more of the Board of Directors in office immediately preceding such election or appointment in circumstances where such election or appointment is to be made other than as a result of a dissident public proxy solicitation, whether actual or threatened.
G.“Corporation” means Cordoba Minerals Corp., a corporation existing under the Act, and includes any successor corporation thereof;
H.“Discounted Market Price” means the Market Price less the following maximum discounts based on closing price (and subject, notwithstanding the application of any such maximum discount, to a minimum price per share of $0.05): closing price up to $0.50 (25%), closing price up from $0.51 to $2.00 (20%), closing price above $2.00 (15%).
I.“Eligible Contractors” means (A) persons who are not employees, officers or directors of the Corporation that (i) are engaged to provide on a bona fide basis consulting, technical, management or other services to the Corporation or any Affiliates under a written contract with the Corporation or the Affiliate and (ii) in the reasonable opinion of the Board, spend or will spend a significant amount of time and attention on the affairs and business of the Corporation or an Affiliate; and (B) directors of the Corporation that (i) are engaged, beyond the scope of their regular duties as a director, to provide on a

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bona fide basis consulting, technical, management or other services to the Corporation or any Affiliates under a written contract with the Corporation or the Affiliate and (ii) in the reasonable opinion of the Board, spend or will spend a significant amount of time and attention on the affairs and business of the Corporation or an Affiliate in connection with such engagement;
J.“Entitlement Date” means the date as determined by the Board in its sole discretion in accordance with the Plan, provided that: (i) subject to Section 3.4, the Entitlement Date is at least one year following the Grant Date, and (ii) in the case of Participants who are liable to taxation under the provisions of the Income Tax Act (Canada) in respect of amounts payable under this Plan, that such date, or amendment of such date as contemplated by section 3.9 of this Plan, shall not be later than December 31 of the third calendar year following the calendar year in which the services were performed in respect of the corresponding Share Unit Award or such later date as may be permitted under paragraph (k) the definition of “salary deferral arrangement” in subsection 248(1) of the Income Tax Act (Canada) as amended from time to time, or other applicable provisions thereof, so as to ensure that the Plan is not considered to be a “salary deferral arrangement” for purposes of the Income Tax Act (Canada);
K.“Grant Date” means the date that a Share Unit Award is granted to a Participant under this Plan, as evidenced by the register or registers maintained by the Corporation for Share Unit Awards;
L.“Market Price” at any date in respect of the Shares shall be the volume weighted average trading price of such Shares on the TSXV for the five trading days ending on the last trading date immediately before the date on which the Market Price is determined. In the event that the Shares are not then listed and posted for trading on the TSXV, the Market Price shall be the fair market value of such Shares as determined by the Board in its sole discretion;
M.“Participant” means any director, employee, officer or Eligible Contractor of the Corporation or any Affiliate of the Corporation or of any Affiliate to whom Share Units are granted hereunder;
N.“Payout Factor” means, for any Share Unit, the percentage, ranging from 0% to 200% (or within such other range as the Board determines at the date of grant), quantifying the performance achievement realized on an Entitlement Date determined in accordance with the performance conditions or measures and other terms outlined in the Share Unit grant letter evidencing such Share Unit;
O.“Plan” means this Long Term Incentive Plan, as may be amended from time to time;
P.“Required Shareholder Approval” means the approval of this Plan by the disinterested shareholders of the Corporation, as may be required by the TSXV or any other Stock Exchange on which the Shares are listed, as a plan allowing for the issuance of Shares from treasury to satisfy Share Units on an applicable Entitlement Date, as contemplated in Article 4;
Q.“Resignation” means the cessation of board membership by a director, or employment (as an officer or employee) of the Participant with the Corporation or an Affiliate as a result of resignation;

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R.“Retirement” means the Participant ceasing to be an employee, officer or director of the Corporation or an Affiliate after attaining a stipulated age in accordance with the Corporation’s normal retirement policy or earlier with the Corporation’s consent;
S.“Shares” means the common shares in the capital of the Corporation;
T.“Share Unit” means a unit (which may be referred to as a restricted share unit or a performance share unit, as applicable) credited by means of an entry on the books of the Corporation to a Participant, representing the right to receive on the Participant’s Entitlement Date a cash payment equal to the then Market Price of a Share (subject to adjustments), and, if applicable, multiplied by the Payout Factor. Subject to the Required Shareholder Approval being obtained, if the Board so elects, the Corporation may satisfy the amount for such payment obligation by issuing such number of Shares from treasury determined in accordance with Section 3.5(b) and Article 4;
U.“Share Unit Award” means an award of Share Units under this Plan to a Participant;
V.“Stock Exchange” means the TSXV or any other stock exchange on which the Shares are listed for trading at the relevant time;
W.“Subsidiary” means a subsidiary of the Corporation as determined under the Act;
X.“Termination” means: (i) in the case of a director, the termination of board membership of the director by the Corporation or any Affiliate, the failure to re-elect or re-appoint the individual as a director of the Corporation or an Affiliate or Resignation, other than through Retirement; (ii) in the case of an employee, the termination of the employment of the employee, with or without cause, as the context requires by the Corporation or an Affiliate or Resignation, other than through Retirement or in the case of an officer, the removal of or failure to re-elect or re-appoint the individual as an officer of the Corporation or an Affiliate, or Resignation, other than through Retirement, (iii) in the case of an Eligible Contractor, the termination of the services of the Eligible Contractor by the Contractor or the Corporation or any Affiliate; provided that in each case if the Participant continues as a director, employee, officer or Eligible Contractor after such Termination, then a Termination will not occur until such time thereafter that the Participant ceases to be a director, employee, officer or Eligible Contractor in accordance with this definition;
Y.“Triggering Event” means (i) in the case of a director, the termination of board membership of the director by the Corporation or any Affiliate, the failure to re-elect or re-appoint the individual as a director of the Corporation or an Affiliate; (ii) in the case of an employee, the termination of the employment of the employee, without cause, as the context requires by the Corporation or an Affiliate or in the case of an officer, the removal of or failure to re-elect or re-appoint the individual as an officer of the Corporation or an Affiliate; (iii) in the case of an employee or an officer, a material adverse change imposed by the Corporation or the Affiliate (as the case may be) in duties, powers, rights, discretion, prestige, salary, benefits, perquisites, as they exist, and with respect to financial entitlements, the conditions under and manner in which they were payable, immediately prior to the Change of Control, or a material diminution of title imposed by the Corporation or the Affiliate (as the case may be), as it exists immediately prior to the Change of Control in either case without the individual’s written agreement; (iv) in the case of an Eligible Contractor, the termination of the services of the Eligible Contractor by the Corporation or any Affiliate;
Z.“TSXV” means the TSX Venture Exchange; and

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AA.“Voting Securities” means any securities of the Corporation ordinarily carrying the right to vote at elections of directors and any securities immediately convertible into or exchangeable for such securities.
1.2The headings of all articles, Sections and paragraphs in this Plan are inserted for convenience of reference only and shall not affect the construction or interpretation of this Plan.
1.3Whenever the singular or masculine are used in this Plan, the same shall be construed as being the plural or feminine or neuter or vice versa where the context so requires.
1.4The words “herein”, “hereby”, “hereunder”, “hereof” and similar expressions mean or refer to this Plan as a whole and not to any particular article, Section, paragraph or other part hereof.
1.5 Unless otherwise specifically provided, all references to dollar amounts in this Plan are references to lawful money of Canada.
Article 2
PURPOSE AND ADMINISTRATION OF THE PLAN
2.1This Plan provides for the granting of Share Unit Awards and the settlement of such Share Unit Awards through the payment of cash (or, subject to the Required Shareholder Approval and at the election of the Board in its sole discretion, the issuance of Shares from treasury) for services rendered, or to be rendered, in the year of grant, for the purpose of advancing the interests of the Corporation, its Affiliates and its shareholders through the motivation, attraction and retention of employees, officers and Eligible Contractors and the alignment of their interest with the interest of the Corporation’s shareholders. It is intended that this Plan not be treated as a “salary deferral arrangement” by reason of paragraph (k) of the definition thereof in section 248(1) of the Income Tax Act (Canada).
2.2This Plan shall be administered by the Board and the Board shall have full authority to administer this Plan, including the authority to interpret and construe any provision of this Plan and to adopt, amend and rescind such rules and regulations for administering this Plan as the Board may deem necessary in order to comply with the requirements of this Plan. All actions taken and all interpretations and determinations made by the Board in good faith shall be final and conclusive and shall be binding on the Participants and the Corporation. No member of the Board shall be personally liable for any action taken or determination or interpretation made in good faith in connection with this Plan and all members of the Board shall, in addition to their rights as directors of the Corporation, be fully protected, indemnified and held harmless by the Corporation with respect to any such action taken or determination or interpretation made in good faith. The appropriate officers of the Corporation are hereby authorized and empowered to do all things and execute and deliver all instruments, undertakings and applications and writings as they, in their absolute discretion, consider necessary for the implementation of this Plan and of the rules and regulations established for administering this Plan. All costs incurred in connection with this Plan shall be for the account of the Corporation.
2.3The Corporation shall maintain a register in which it shall record the name and address of each Participant and the number of Share Units granted to each Participant.
2.4Subject to Section 3.1, the Board shall from time to time determine the Participants who may participate in this Plan. The Board shall from time to time determine the Participants to whom Share Units shall be granted and the provisions and restrictions with respect to such grant, all such determinations to be made in accordance with the terms and conditions of this Plan.

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2.5The Corporation shall not grant Share Units unless and until the Share Units have been allocated to a particular Participant or Participants.
Article 3
SHARE UNIT AWARDS
3.1This Plan is hereby established for employees, officers and Eligible Contractors of the Corporation and its Affiliates. No grant of a Share Unit Award shall be made to a director of the Corporation, unless the director is an employee, officer or Eligible Contractor of the Corporation or its Affiliate. For Share Units granted to employees, officers and Eligible Contractors of the Corporation and its Affiliates, the Corporation and the applicable Participant are responsible for ensuring and confirming that the applicable Participant is a bona fide employees, officers and Eligible Contractors of the Corporation and its Affiliates, as the case may be.
3.2A Share Unit Award granted to a particular Participant in a calendar year will be a bonus for services rendered, or to be rendered, in the year of grant by the Participant to the Corporation or an Affiliate, as the case may be, as determined in the sole and absolute discretion of the Board. The number of Share Units awarded will be credited to the Participant’s account, effective as of the Grant Date. Each Share Unit vests on its Entitlement Date.
For the avoidance of doubt, a Participant will have no right or entitlement whatsoever to receive any cash payment (or receive the equivalent in Shares) until the Entitlement Date.
3.3Subject to the limits on grants set out in section 4.2 and 4.3 of this Plan, the Board may elect, at its absolute discretion, to credit each Participant with additional Share Units as a bonus in the event any dividend is paid on Shares. In such case, the number of additional Share Units will be equal to the aggregate amount of dividends that would have been paid to the Participant if the Share Units in the Participant’s account had been Shares divided by the Market Price of a Share, subject to the minimum Discounted Market Price, on the date on which dividends were paid by the Corporation.
In the event that the grant of additional Share Units would violate the limits on grants set out in section 4.2 and 4.3 of this Plan, the bonus provided under this section 3.3 must be settled in cash.
The additional Shares Units will vest on the Participant’s Entitlement Date of the particular Share Unit Award (and will be subject to the same terms) to which the additional Share Units relate.
3.4Except as otherwise set forth in this section 3.4, a Share Unit Award granted to a Participant will entitle the Participant, subject to the satisfaction of any conditions, performance conditions or measures, restrictions or limitations imposed under this Plan or the applicable Share Unit grant letter, to receive on the Participant’s Entitlement Date, as the case may be, a payment in cash or the equivalent Shares (in accordance with, and subject to, Article 4) as contemplated in section 3.5 and as set forth in the applicable Share Unit grant letter as provided for in section 3.8.
Notwithstanding the foregoing, unless the Board determines otherwise, a Participant’s Entitlement Date shall be accelerated as follows:
(i)    in the event of the death of the Participant, the Participant’s Entitlement Date shall be the date of death; and

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(ii)     in the event of the total disability of the Participant, the Participant’s Entitlement Date shall be the later of the date which is 60 days following the date on which the Participant becomes totally disabled and one year following the date the Share Unit Award was granted.
Subject to Section 3.6, in the event of the Termination with or without cause (or Retirement) of a Participant, all Share Units credited to the Participant shall become void and the Participant shall have no entitlement and will forfeit any rights to any payment (or, for greater certainty, Shares) under this Plan, except as may otherwise be determined by the Board in its sole and absolute discretion.
For greater certainty, all amounts payable, or Shares to be issued, to, or in respect of a Participant, on the settlement of Share Units shall be paid, or issued, to the Participant or the Participant’s estate on or immediately following the Entitlement Date provided in no case shall payment be made or Shares issued after December 31 of the third calendar year following the year to which the bonus relates.
3.5Subject to Section 5.1, the Corporation will satisfy its payment obligation, net of any applicable taxes and other source deductions required by law to be withheld by the Corporation (or any of its Affiliates), for the settlement of Share Units by either:
(a)a payment in cash to the Participant equal to the Market Price of a Share on the Entitlement Date multiplied by the number of Share Units being settled, or
(b)the issuance of Shares to the Participant (in accordance with Article 4) in an amount equal to the number of Share Units being settled, in each case (in the case of Share Units that are subject to performance conditions or measures) multiplied by the Payout Factor, subject to the limits on grants set out in section 4.2 and 4.3 of this Plan.
In the event that the Participant’s Entitlement Date falls within a black-out period, the Entitlement Date shall be automatically extended to the tenth (10th) business day following the end of the black-out period.
In the event the Participant’s Entitlement Date is accelerated as a result of the death or total disability of the Participant in accordance with Section 3.4(i) or Section 3.4(ii), in the case of Share Units that are subject to performance conditions or measures, unless the Board determines otherwise, the Payout Factor will be calculated based on (x) in the case of any performance measurement periods that are complete on or prior to the Entitlement Date, the actual performance, and (y) in the case of any performance measurement periods that are not complete on or prior to the Entitlement Date, assuming 100% performance achievement during such measurement period.
3.6If a Triggering Event occurs within the 12-month period immediately following a Change of Control (or the determination by the Board by resolution that a Change of Control has occurred), all outstanding Share Units of the Participant who is subject to such Triggering Event, shall vest and the Entitlement Date shall occur, on the date of such Triggering Event. In the event the Participant’s Entitlement Date is accelerated in the foregoing circumstances, in the case

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of Share Units that are subject to performance conditions or measures, the Payout Factor, subject to the limits on grants set out in section 4.2 and 4.3 of this Plan, will be calculated based on actual performance during the performance measurement period commencing on the date of grant of the Share Units and ending on the Entitlement Date (on a continued basis subject to adjustments in accordance with Section 6.6). In the event the Successor Entity fails to assume the unvested Share Units following a Change of Control or in the event the Board adopts a resolution to wind-up, dissolve or liquidate the Corporation, the Entitlement Date in respect of Share Units shall be accelerated to the date immediately prior to the Change of Control or the date the Board adopts a resolution to wind-up, dissolve or liquidate the Corporation (as applicable), and any performance measurement periods that are not complete on or prior to the Change of Control or the date the Board adopts a resolution to wind-up, dissolve or liquidate the Corporation (as applicable), shall be calculated based on actual performance during the performance measurement period commencing on the date of grant of the Share Units and ending on the accelerated Entitlement Date in accordance with the above.
3.7The Corporation will not contribute any amounts to a third party or otherwise set aside any amounts to fund its obligations under this Plan.
3.8Each grant of a Share Unit under this Plan shall be evidenced by a Share Unit grant letter agreement issued to the Participant by the Corporation. Such Share Unit grant letter shall be subject to all applicable terms and conditions of this Plan and may be subject to any other terms and conditions which are not inconsistent with this Plan and which the Board deems appropriate for inclusion in a Share Unit grant letter. The provisions of the various Share Unit grant letters issued under this Plan need not be identical.
3.9Concurrent with the determination to grant Share Units to a Participant, the Board shall determine the Entitlement Date applicable to such Share Units, provided the Board shall have discretion to amend the Entitlement Date after such grant. In addition, for Share Units that may be satisfied by the issuance of Shares, the Board may at the time they are granted, make such Share Units subject to performance conditions or measures to be achieved by the Corporation, the Participant or a class of Participants, prior to the Entitlement Date, for such Share Units, which performance conditions or measures shall be set forth in the applicable Share Unit grant letter.
3.10The Board shall establish criteria for the grant of Share Units to Participants.
Article 4
ADDITIONAL PROVISION FOR
TREASURY BASED SHARE ISSUANCES
4.1Article 4 shall become effective only on receipt by the Corporation of any Stock Exchange approval and of the Required Shareholder Approval. On Article 4 becoming effective, the Corporation shall have the power, at the Board’s discretion, to satisfy any obligation of the Corporation under Share Units (including those outstanding at the time Article 4 becomes effective) by the issuance of Shares from treasury as determined in accordance with Section 3.5(b). If the Required Shareholder Approval and Stock Exchange approval are not obtained, no Shares shall be issuable from treasury in respect of Share Units issuable under this Plan. From the time after Article 4 becomes effective, the Board can, at its sole discretion, grant Share Units that can only be satisfied by the issuance of Shares from treasury or by a cash payment or any combination thereof.

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4.2An aggregate maximum of 8,981,393 Shares shall be made available for issuance hereunder and under the Deferred Share Unit Plan of the Corporation, subject to the receipt of the Required Shareholder Approval and subject to adjustments pursuant to Section 6.6.
4.3Notwithstanding anything in this Plan, for so long as the Corporation is subject to the regulations of the TSXV,
(a)    any Shares and Share Unit Awards issued hereunder shall be subject to the Exchange Hold Period (as defined in the applicable policies of the TSXV) where applicable;
(b)    the maximum number of Share Units which may be granted to any one Consultant (as defined in the applicable policies of the TSXV), together with grants under any other previously established or proposed share compensation arrangements, within any one year period shall not exceed 2% of the outstanding issue as calculated at the time of the grant (on a non-diluted basis); and
(c)    Share Units may not be granted to Participants employed or engaged to provide Investor Relations Activities (as defined in the applicable policies of the TSXV).
Where the Corporation is precluded by this Section 4.3 from issuing Shares to a Participant, the Corporation will pay to the relevant insider a cash payout in accordance with subsection 3.5(a).
4.4On Article 4 being effective, the Board may from time to time in its discretion (without shareholder approval) amend, modify and change the provisions of the Plan (including any grant letters), including, without limitation:
(i)    amendments of a house keeping nature; and
(ii)    typographical errors.
However, other than as set out above, any amendment, modification or change to the provisions of the Plan which would:
(a)    increase the number of Shares or maximum percentage of Shares which may be issued pursuant to the Plan other than by virtue of Section 6.6 of the Plan;
(b)    reduce the range of amendments requiring shareholder approval contemplated in this Section;
(c)    permit Share Units to be transferred other than for normal estate settlement purposes;
(d)    materially modify the eligibility requirements for participation in the Plan; or
(e)    modify sections 4.2 or 4.3,
shall only be effective on such amendment, modification or change being approved by the shareholders of the Corporation. In addition, any such amendment, modification or change of

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any provision of the Plan shall be subject to the approval, if required, by any Stock Exchange having jurisdiction over the securities of the Corporation.
Article 5
WITHHOLDING TAXES
5.1The Corporation or its Affiliates may take such steps as are considered necessary or appropriate for the withholding of any taxes or source deduction which the Corporation or its Affiliate is required by any law or regulation of any governmental authority, and in compliance with the TSXV Policy 4.4 whatsoever to withhold in connection with any payment made, or Shares issued, under this Plan.
Article 6
GENERAL
6.1This Plan shall remain in effect until it is terminated by the Board.
6.2The Board may amend or discontinue this Plan at any time in its sole discretion, provided that such amendment or discontinuance may not in any manner adversely affect the Participant’s rights under any Share Unit granted under this Plan. This section 6.2 shall be subject to the restrictions outlined in section 4.4 on Article 4 becoming effective.
Any amendment of this Plan shall be such that this Plan will not be considered a “salary deferral arrangement” as defined in subsection 248(1) of Income Tax Act (Canada) or any successor provision thereto as amended from time to time, or other applicable provisions thereof, by reason of this Plan continuously meeting the requirements under the exception in paragraph (k) of that definition. Notwithstanding the foregoing, the Corporation shall obtain requisite Stock Exchange and/or shareholder approval in respect of amendments to this Plan, to the extent such approvals are required by any applicable laws or regulations.
6.3Except pursuant to a will or by the laws of descent and distribution, no Share Unit and no other right or interest of a Participant is assignable or transferable.
6.4No holder of any Share Units shall have any rights as a shareholder of the Corporation. Except as otherwise specified herein, no holder of any Share Units shall be entitled to receive, and no adjustment is required to be made for, any dividends, distributions or any other rights declared for shareholders of the Corporation.
6.5Nothing in this Plan shall confer on any Participant the right to continue as a director, employee, officer or Eligible Contractor of the Corporation or any Affiliate, as the case may be, or interfere with the right of the Corporation or Affiliate, as applicable, to remove such director, officer and/or employee or terminate its contractual relationship with such Eligible Contractor as applicable. Nothing contained in this Plan shall confer or be deemed to confer on any Participant the right to continue in the employment of, or to provide services to, the Corporation or its Affiliates nor to interfere or be deemed to interfere in any way with any right of the Corporation or its Affiliates to discharge any Participant at any time for any reason whatsoever, with or without cause.
6.6In the event there is any change in the Shares, whether by reason of a stock dividend, consolidation, subdivision, reclassification, amalgamation, merger, business combination or arrangement, or otherwise, an appropriate adjustment shall be made to outstanding Share Units

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by the Board, in its sole discretion, to reflect such changes. If the foregoing adjustment shall result in a fractional securities or Share Unit, the fraction shall be disregarded. All such adjustments shall be conclusive, final and binding for all purposes of this Plan. Adjustments under this provision, except with respect to subdivision or consolidation, are subject to prior approval of the Stock Exchange.
6.7For the avoidance of doubt, all payments under this Plan to individuals subject to United States income tax shall be made no later than the deadline set forth in section 1.409A-1(b)(4)(i) of the United States Treasury Regulations with respect to short-term deferrals of compensation.
6.8If any provision of this Plan or any Share Unit contravenes any law or any order, policy, by-law or regulation of any regulatory body having jurisdiction, then such provision shall be deemed to be amended to the extent necessary to bring such provision into compliance therewith.
6.9This Plan shall be governed by and construed in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein.

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